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                                                                     EXHIBIT 4.2

                              REVOLVING CREDIT NOTE

$30,000,000
                                                                January 31, 2002

        FOR VALUE RECEIVED, the undersigned, Alternative Resources Corporation, a Delaware corporation, ARC Service, Inc., a Delaware corporation, ARC Solutions, Inc., a Delaware corporation, ARC Midholding, Inc., a Delaware corporation, and Writers Inc., a California corporation (collectively, the "Borrowers"), jointly and severally promise to pay to the order of FLEET CAPITAL CORPORATION (the "Lender"), at the place and times provided in the Credit Agreement referred to below the principal sum of

              THIRTY MILLION DOLLARS AND 00/100 CENTS ($30,000,000)

or, if less, the principal amount of, and interest accrued on, all Loans made by the Lender from time to time pursuant to that certain Credit and Security Agreement dated as of January 31, 2002 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") among the Borrowers and the Lender. This Revolving Credit Note is being executed and delivered by the Borrowers pursuant to subsection 2.1(f) of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

        The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory prepayment from time to time as provided in the Credit Agreement and shall bear interest as provided in the Credit Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the Lender. To the extent provided in the Credit Agreement, principal prepaid hereunder may be re-borrowed.

        This Revolving Credit Note is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.

        THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

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        The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

        IN WITNESS WHEREOF, the undersigned Borrowers have executed this Revolving Credit Note under seal as of the day and year first above written.

                                            ALTERNATIVE RESOURCES CORPORATION

                                            By:  /s/ Steven Purcell
                                               -------------------------------
                                            Name:  Steven Purcell
                                            Title: Chief Financial Officer

                                            ARC SERVICE, INC.

                                            By:  /s/ Steven Purcell
                                               -------------------------------
                                            Name:  Steven Purcell
                                            Title: Chief Financial Officer

                                            ARC SOLUTIONS, INC.

                                            By:  /s/ Steven Purcell
                                               -------------------------------
                                            Name:  Steven Purcell
                                            Title: Chief Financial Officer

                                            ARC MIDHOLDING, INC.

                                            By:  /s/ Steven Purcell
                                               -------------------------------
                                            Name:  Steven Purcell
                                            Title: Chief Financial Officer

                                            WRITERS INC.

                                            By:  /s/ Steven Purcell
                                               -------------------------------
                                            Name:  Steven Purcell
                                            Title: Chief Financial Officer